UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2014

DOCUMENT SECURITY SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

New York	001-32146	16-1229730
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

First Federal Plaza, Suite 1525 28 East Main Street Rochester, NY		14614
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (585) 325-3610

______________________________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 24, 2013, Document Security Systems, Inc. (the “Company”) entered into a Promissory Note (the “Note”) with Congregation Noam Elimelech (the “Lender”), in the principal sum of $850,000. The Note was scheduled to mature on May 24, 2014, and carries an interest rate of 9% per annum. The Note was described and exhibited in a Current Report on Form 8-K previously filed by the Company on May 28, 2013.

On May 2, 2014, the Company entered into Promissory Note Amendment No. 1 (the “Amendment”) with Lender for the sole purpose of extending the maturity date of the Note to May 24, 2015. All the other terms and conditions of the Note will remain effective and in force through the revised maturity date.

The Lender is neither an affiliate of, nor a related party to, the Company.

The forgoing description is a summary only, does not purport to set forth the complete terms of the Amendment, and is qualified in its entirety by reference to the Amendment filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

10.1	Promissory Note Amendment No. 1 between Document Security Systems, Inc. and Congregation Noam Elimelech dated May 2, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOCUMENT SECURITY SYSTEMS, INC.

Dated: May 7, 2014.	By:	/s/ Jeffrey Ronaldi
Jeffrey Ronaldi
Chief Executive Officer

Exhibit Index

Exhibit No.	Description

10.1	Promissory Note Amendment No. 1 between Document Security Systems, Inc. and Congregation Noam Elimelech dated May 2, 2014.